UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   February 7, 2013

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

As a result of a technical error in the early morning of February 7, 2013 by the third-party card processor for H&R Block Bank (“HRB Bank”), a wholly-owned subsidiary of H&R Block, Inc. (the “Company”), the accounts of an isolated group of Emerald Card clients were temporarily frozen. The technical error was promptly detected and did not, and is not anticipated to, have a material impact on the Company’s or HRB Bank’s financial results or operations.  As a result of the technical error, our call center experienced heavier than normal call volumes.

The information set forth in this Current Report on Form 8-K supersedes all prior client communications in any form, including direct communications with clients and communications via social media.

Neither the Company’s nor HRB Bank’s prior communications regarding the Emerald Card or this technical error reflect, or in any way imply, information regarding interim tax return volume, interim tax season results or interim Emerald Card volumes or results for the 2013 tax season.  As previously announced, the Company will release information regarding interim volume and fiscal third quarter results on March 7, 2013.  The Company looks forward to sharing the interim volume and results at such time.

Please visit the Company's investor relations Web site at www.hrblock.com for more information regarding the release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: February 8, 2013	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary